As filed with the Securities and Exchange Commission on October 31, 2006.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

YUCHENG TECHNOLOGIES LIMITED

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

105 West 13th Street Suite
New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-132814
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be Registered	Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.0001 par value
(Title of Class)

Common Stock Purchase Warrants
(Title of Class)

Item 1.           Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the heading “Description of Securities” in the registration statement on Form S-4, at pages 190-192 (File No. 333-132814).  This information is incorporated herein by reference.

Item 2.         Index to Exhibits.

*3.1	Memorandum of Association
*3.2	Articles of Association
*4.1	Specimen Common Share Certificate
*4.2	Specimen Warrant Certificate
***4.3	Unit Purchase Option, as amended, granted to Representative
**4.4	Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
***4.5	Form of Warrant Agreement Amendment between Continental Stock Transfer and Trust Company and the Registrant, dated October 20, 2006

*                   Incorporated by reference from Registration Statement on Form S-4, as amended (File No. 333-132814), which was initially filed with the Securities and Exchange Commission on May 6, 2006.

**            Incorporated by reference from Registration Statement on Form S-1, as amended (File No. 333-117639), which was initially filed with the Securities and Exchange Commission on July 23, 2004.

***     Incorporated by reference from Current Report on Form 8-K filed on October 20, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORIGIN AGRITECH LIMITED

Date: October 31, 2006	By:	/s/ Chih T. Cheung
Chi T. Cheung
President